UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2022

5E Advanced Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41279	87-3426517
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

19500 State Highway 249, Suite 125, Houston, Texas 77070

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (346) 439-9656

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Patricia Mishic O’Brien, H. Keith Jennings, and Graham van’t Hoff to the Board of Directors

On October 25, 2022, the Board of Directors (the “Board”) of 5E Advanced Materials, Inc. (“5E” or the “Company”) announced that it has appointed Ms. Patricia Mishic O’Brien, Mr. H. Keith Jennings , and Mr. Graham van’t Hoff, and as directors of the Board, effective October 25, 2022. The Board has also determined to appoint Ms. Patricia Mishic O’Brien to the Compensation Committee and as Chair of the Nominating and Corporate Governance Committee, to appoint Mr. Jennings to the Compensation Committee and as Chair of the Audit Committee, and Mr. van’t Hoff to the Nominating and Corporate Governance Committee and as Chair of the Compensation Committee. Ms. Mishic O’Brien’s service as a director will commence on October 25, 2022, pursuant to an Offer Letter (the “Mishic O’Brien Offer Letter”) attached hereto as Exhibit 10.1. Mr. Jenning’s service as a director will commence on October 25, 2022, pursuant to an Offer Letter (the “Jennings Offer Letter”) attached hereto as Exhibit 10.2. Mr. van’t Hoff’s service as a director will commence on October 25, 2022, pursuant to an Offer Letter (the “van’t Hoff Offer Letter”) attached hereto as Exhibit 10.3.

Ms. Mishic O’Brien, age 57, is an experienced Director and Chief Commercial Officer with demonstrated expertise in profitable business growth through market disruption, digital transformation, innovation and mergers and acquisitions. Ms. Mishic O’Brien was most recently the Chief Commercial Officer at CoorsTek, Inc., a global manufacturer of engineered ceramics for industries including green energy, semiconductors, aerospace, defense, medical devices and electric vehicles. Prior to that role, Ms. Mishic O’Brien was Chief Marketing Officer and Executive VP for A. Schulman, Inc. (Nasdaq: SHLM) later acquired by LyondellBasell Company (NYSE:LYB) and a Global Director of Marketing Excellence for Dow Inc. (NYSE:DOW). Ms. Mishic O’Brien holds an MBA from the University of Akron and a Bachelor of Science, Business Administration (Honors) from Youngstown State University.

Mr. Jennings, age 52, has over 30 years experience as a global business leader with a focus on finance across the pharmaceuticals, genomics, chemicals, fuels and energy sectors. Mr. Jennings most recently served as Executive Vice President and Chief Financial Officer of Weatherford International (NASDAQ: WFRD). Prior to this, Executive Vice President and Chief Financial Officer of Calumet Specialty Products Partners (NASDAQ: CLMT), the Vice President, Finance and Vice President & Treasurer of Eastman Chemical Company (NYSE: EMN). He also served as the Vice President & Treasurer of Cameron International (NYSE: CAM). Mr. Jennings holds a Bachelor of Commerce from the University of Toronto and an MBA from Columbia University and is a Chartered Professional Accountant.

Mr. van’t Hoff, age 60, is a global business executive with a 35 year career focused on business restructuring and growth with a track record of scaling business and driving growth through business disruption, restructures, technology integration and tight project management disciplines. Mr. van’t Hoff finished his 35 year career with Royal Dutch Shell PLC (NYSE: SHEL) as the Executive Vice President of Global Chemicals where he was responsible for the company’s $25 billion global chemicals business over a seven year period of record profitability. Prior to this role, he held the positions of Chairman, Shell UK, Executive Vice President, Alternative Energies and CO2 and Vice President, Base Chemicals. Mr. van’t Hoff holds a Bachelor of Arts and Master of Arts in Chemistry from Oxford University, UK and a Master of Business Management with distinction from Alliance Manchester Business School, UK.

Ms. Mishic O’Brien, Mr. Jennings, and Mr. van’t Hoff will be compensated for their service as non-employee directors consistent with the compensation provided to other non-employee directors. Accordingly, in connection with their appointments, Ms. Mishic O’Brien will receive $168,000 per annum, divided in equal parts between cash and long-term incentive equivalents, Mr. Jennings will receive $188,000 per annum, divided in equal parts between cash and long-term incentive equivalents, and Mr. van’t Hoff will receive $168,000 per annum, divided in equal parts between cash and long-term incentive equivalents, in each case, subject to their continued service on the Board and subject to any shareholder approval that may be required for the grants of long-term incentive equivalents.

The foregoing summary is qualified in its entirety by reference to the Mishic O’Brien Offer Letter, Jennings Offer Letter, and van’t Hoff Offer Letter attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated by reference herein.

Ms. Mishic O’Brien, Mr. Jennings, and Mr. van’t Hoff do not have any family relationships with any current director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intends to be a party, in which either Ms. Mishic O’Brien, Mr. Jennings, or Mr. van’t Hoff has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings with any other person pursuant to which Ms. Mishic O’Brien, Mr. Jennings, and Mr. van’t Hoff were appointed as directors.

Departure of Tyson Hall and Christopher Knight Assumption of Project Responsibility

Tyson Hall, the Company’s current Chief Operating Officer, will depart the Company effective as of December 31, 2022. Mr. Hall’s departure was not the result of any disagreement with the Company’s operations, policies, or practices. Mr. Christopher Knight is to assume project responsibility for the delivery of the Company’s flagship 5E Boron Americas (Fort Cady) Complex beginning January 1, 2023. Mr. Knight has over 25 years’ experience building, managing and leading organizations in critical functions including engineering, manufacturing, R&D, supply chain, business / marketing and business development. Prior to joining the Company in April 2022, Mr. Knight was Head of Engineering Services at Pilgrim’s Pride where he managed over $300 million in a capital plan leading all technical functions within the company including engineering, maintenance, environmental management, process safety management and innovation and technology development. Prior to joining Pilgrim’s Pride in 2015, Mr. Knight held various senior positions at Albemarle Corporation finishing as the General Manager of the Specialty Chemicals Division overseeing the bromine and derivatives business with $600 million annual revenues. Mr. Knight holds an MBA from Louisiana State University and a Bachelor and Masters of Science, Chemical Engineering from the University of Arkansas.

It is anticipated that Mr. Knight will replace Mr. Tyson Hall following the milestone of mechanical completion of the Small-Scale Boron Facility. Following Mr. Hall’s departure as Chief Operating Officer, he will continue in a consulting relationship with the Company.

Item 7.01	Regulation FD Disclosure.

On October 25, 2022 the Company issued a press release announcing the appointment of Ms. Mishic O’Brien, Mr. Jennings, and Mr. van’t Hoff to the Board, and the departure of Mr. Hall. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Mishic O’Brien Offer Letter

10.2	Jennings Offer Letter

10.3	van’t Hoff Offer Letter

99.1	Press Release, dated October 25, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

5E Advanced Materials, Inc.

By:	/s/ Chantel Jordan
Chantel Jordan
SVP, General Counsel, Corporate Secretary, and Chief People Officer

Date: October 25, 2022